EXHIBIT 99.1

Filed by Franklin Financial Services Corporation

Pursuant to Rule 425 under the Securities Act

of 1933 and deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company:  Fulton Bancshares Corporation

Commission File No.: 000-50722

FOR IMMEDIATE RELEASE

Franklin Contact:	Fulton Contact:
William E. Snell, Jr.	George W. Millward
(717) 264-6116	(717) 485-3144

FRANKLIN FINANCIAL SERVICES CORPORATION TO ACQUIRE
FULTON BANCSHARES CORPORATION

McCONNELLSBURG, PENNSYLVANIA (January 23, 2006) – Franklin Financial Services Corporation (“Franklin”) (OTCBB: FRAF), holding company of Farmers and Merchants Trust Company of Chambersburg, and Fulton Bancshares Corporation (“Fulton”) (OTCBB: FULB), have announced the execution of an agreement and plan of merger under which Fulton will merge with and into Franklin.  Fulton is the $140 million bank holding company of The Fulton County National Bank and Trust Company, a national bank headquartered in McConnellsburg, Pennsylvania, that operates seven community bank offices in Fulton, Franklin, Bedford and Huntingdon Counties.

The joint announcement was made today by William E. Snell, Jr., President and Chief Executive Officer of Franklin, and George W. Millward, Interim President and Chief Executive Officer of Fulton.

Under the terms of the agreement, shareholders of Fulton will have the right to elect to receive, for each share of Fulton common stock they own (1) 1.864 shares of Franklin common stock, or (2) $48.00 in cash, or (3) a mixed election of stock and cash.  Shareholder elections, however, will be subject to allocation procedures designed to ensure that the aggregate number of shares of Franklin common stock to be issued and the aggregate amount of cash to be paid will not exceed 492,790 shares (subject to the antidilution provisions of the agreement) and $10,964,577.50 in cash.  The transaction is valued at approximately $23.5 million, which

represents a multiple of 1.55 times Fulton’s book value as of September 30, 2005.   Fulton has 492,790 shares of common stock outstanding.  In addition, under certain limited conditions, Fulton could pay to its shareholders a special dividend of $1.44 per share as more fully described in the agreement.

In connection with the merger, The Fulton County National Bank & Trust Company will merge with and into Farmers and Merchants Trust Company.  Fulton will also designate two individuals to be appointed as directors of Franklin and F&M Trust.  The remaining Fulton directors will comprise a newly-created Fulton County Advisory Board of F&M Trust.

“We are pleased to welcome the shareholders, employees and customers of Fulton to the F&M family,” said William E. Snell, Jr., President and Chief Executive Officer of Franklin.  “The addition of Fulton County National Bank to the F&M franchise extends our organization’s geographic market and presents an exciting opportunity for growth in the future.”

Fulton’s Interim President and Chief Executive Officer, George W. Millward, said “This combination offers an opportunity to enhance our product offerings, services and delivery channels, while still providing our customers with the benefit of a community bank philosophy.”

Martin R. Brown, Chairman of Fulton, commented that, “Given the demands of a changing banking environment, the Board of Directors believes this transaction represents a very positive response for our shareholders, customers, employees and the communities we serve.”

Charles M. Sioberg, Chairman of Franklin, added that, “In February F&M Trust will celebrate its 100th anniversary and we view this combination with Fulton and FCNB as an excellent way to kick-off our second century.”

The merger is subject to customary closing conditions including receipt of regulatory approvals and the approval of Fulton’s shareholders.  Franklin anticipates that the transaction will close during the third quarter of 2006 and is expected to be accretive to earnings.  Franklin will have total assets of approximately $750 million following the acquisition.

Franklin is represented in the transaction by its legal counsel, Rhoads & Sinon LLP.  Griffin Financial Group, LLC acted as financial advisor to Fulton and Shumaker Williams, P.C. acted as its legal counsel.

About Franklin

With over $600 million in assets, Franklin Financial Services Corporation is the bank holding company for F&M Trust, headquartered in Chambersburg, Franklin County and operating 16 community banking offices throughout Franklin and Cumberland Counties.  Franklin’s common stock is quoted on the NASD Over-the-Counter Bulletin Board under the symbol “FRAF.”  For more information about Franklin and F&M Trust, visit its website at www.fmtrustonline.com.

About Fulton

Headquartered in McConnellsburg, Fulton County, Fulton Bancshares Corporation offers business and banking services for its customers through seven financial centers located in Fulton, Franklin, Bedford and Huntingdon Counties.  Additional information is available on Fulton County’s website at www.fcnbtc.com.

This news release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from the projections discussed in this release since such projections involve significant risks and uncertainties.  Factors that might cause such differences include, but are not limited to the following: (1) competitive pressures among financial institutions increasing significantly; (2) economic conditions, either nationally or locally in areas in which Franklin Financial Services Corporation and Fulton Bancshares Corporation conduct their operations, being less favorable than expected; (3) the cost and effort to integrate aspects of the operations of the companies being more difficult than expected; (4) expected cost savings from the acquisition not being fully realized or not realized within the expected time frame; (5) legislation or regulatory changes which adversely affect the ability of the combined company to conduct its current or future operations; (6) the shareholders of Fulton may fail to approve the transaction and (7) other risks detailed from time to time in Franklin’s SEC filings including forms 10-Q and 10-K (copies of which are available from Franklin without charge in hard copy or online at www.sec.gov.) Franklin disclaims any obligation to update any such facts or to publicly announce the result of any revisions to any of the forward looking statements included herein to reflect future events or developments.

Franklin and it directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.   Additional information about the directors and executive officers of Franklin is included in Franklin’s Proxy Statement for its 2005 annual meeting of shareholders dated March 28, 2005, filed with the SEC and available at the SEC’s website (www.sec.gov).   Directors and officers of Fulton may be deemed to be participants in the solicitation of proxies from shareholders of Fulton in connection with the merger.  Information about the directors and executive officers of Fulton and their ownership of Fulton common stock is set forth in Fulton’s proxy statement for its 2005 annual meeting of shareholders, as filed with the SEC on April 25, 2005.  Additional information regarding the interests of those participants may be obtained by reading the prospectus/proxy statement regarding the proposed merger transaction when it becomes available.

Franklin and Fulton will file documents concerning the proposed acquisition with the Securities and Exchange Commission (SEC), including a Registration Statement on Form S-4.  The Registration Statement will contain a Proxy Statement/Prospectus which will be distributed to shareholders of Fulton Bancshares Corporation.  Shareholders of Fulton are encouraged to read the Registration Statement and Proxy Statement/Prospectus carefully when they become available because these documents will contain important information about the transaction.  Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Franklin and Fulton, for free on the SEC’s web site (www.sec.gov).  In addition, documents filed by Franklin with the SEC, including filings that will be incorporated by reference into the proxy statement/prospectus, can be obtained, without charge, by contacting Franklin Financial Services Corporation, Attn: Investor Relations, 20 South Main Street, Chambersburg, PA  17201, (Tel: 717-264-6116).  In addition, documents filed by Fulton with the SEC, including filings that will be incorporated by reference into the proxy statement/prospectus, can be obtained, without charge, by contacting Fulton Bancshares Corporation, Attn: Investor Relations, 100 Lincoln Way East, McConnellsburg, PA  17233 (Tel: 717-485-3144) .   INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE ACQUISITION.

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